UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

(617) 996-9058

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2017, Myomo, Inc. (the “Company”) and Sandcastle Limited Partnership (“Lender”) entered into an Amendment No. 3 to Amended and Restated Unsecured Term Promissory Note (the “Note Amendments”) for each of the Amended and Restated Unsecured Term Promissory Notes issued by the Company to Lender dated September 1, 2015, as amended (the “Notes”). Pursuant to the Note Amendments, the Company may elect, in its sole discretion, if its common stock is then-traded on the NYSE American or another stock exchange or over-the-counter dealer quotation system, to repay (i) up to 50% of the outstanding principal and any accrued but unpaid interest as shall be due and payable under the Notes by issuing shares of the Company’s common stock equal to 80% of the closing price per share of common stock on the repayment date, and (ii) the remainder of the outstanding principal and any accrued but unpaid interest as shall be due and payable under the Notes by issuing shares of the Company’s common stock equal to the closing price per share of common stock on the repayment date. However, in no event is the Company permitted to issue common stock for such repayment to the extent that such issuance would require shareholder approval under the rules of the NYSE American. In addition, the Company must make such election, if any, to repay the Notes in shares of its common stock no later than 90 days following the closing of the Company’s next offering of equity or equity-linked securities in which the Company receives gross proceeds of at least $2.0 million.

The foregoing description of the Note Amendments does not purport to be complete and is qualified in its entirety by reference to the text of the form of Note Amendments, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On November 13, 2017 (the “Repayment Date”), the Company repaid Lender all outstanding principal and accrued but unpaid interest under the Notes, constituting approximately $1,081,928 in cash by issuing 107,505 shares of the Company’s common stock at a price per share equal to $5.03, 80% of the price per share of common stock on the Repayment Date and issuing 86,004 shares of the Company’s common stock at a price per share equal to $6.29, the price per share of common stock on the Repayment Date (the “Note Repayment”).

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 and 1.02 with respect to the Amendments is incorporated by reference into this Item 3.02.

The shares of the Company’s common stock issued in connection with the Note Repayment were offered and sold in transactions exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) and Rule 506(b) of Regulation D. Lender represented that it was an “accredited investor” as defined in Regulation D.

Exhibit No.	Description

10.1	Form of Amendment No. 3 to Amended and Restated Unsecured Term Promissory Notes, dated November 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2017	Myomo, Inc.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman, Chief Executive Officer and President (principal executive officer)

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